Exhibit 99.1
United States 12 Month Oil Fund, LP
Monthly Account Statement
For the Month Ended April 30, 2012

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$231,650
Unrealized Gain (Loss) on Market Value of Futures	936,730
Dividend Income	3,110
Interest Income	973
ETF Transaction Fees	1,050
Total Income (Loss)	$1,173,513

Expenses
General Partner Management Fees	$82,906
Audit Fees	6,960
Tax Reporting Fees	5,202
NYMEX License Fee	2,073
Non-interested Directors' Fees and Expenses	1,489
Brokerage Commissions	1,345
Prepaid Insurance Expense	931
SEC & FINRA Registration Expense	780
Total Expenses	$101,686
Net Income (Loss)	$1,071,827

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 4/1/12	$171,781,690
Redemptions (200,000 Units)	(9,147,920)
Net Income (Loss)	1,071,827

Net Asset Value End of Month	$163,705,597
Net Asset Value Per Unit (3,550,000 Units)	$46.11

To the Limited Partners of United States 12 Month Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended April 30, 2012 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States 12 Month Oil Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502